Exhibit 10.4

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) made and entered into as of this      day of             , 201     by and among Inland Retail Properties Trust V, Inc., a Maryland corporation (the “Company”), Inland Securities Corporation, a Delaware corporation (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Company will issue in a public offering up to $250 million of its shares of common stock (the “Shares”), in any combination of its two classes of Shares, the Class A Shares and the Class C Shares, on a best efforts basis (excluding the shares of its common stock to be offered and sold pursuant to the Company’s distribution reinvestment and stock purchase plan), at an initial purchase price of $25.00 per Class A Share and $23.56 per Class C Share (the “Offering”) to investors pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-            ), as amended or supplemented from time to time (the “Offering Document”);

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Shares on a “best efforts” basis through a network of participating broker-dealers (the “Dealers”);

WHEREAS, the Company is entering into this Agreement to set forth the terms on which the Escrow Agent will, except as otherwise provided herein, hold and disburse the proceeds from subscriptions for the purchase of the Shares in the Offering until such time as: (1) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Subscribers”), the Company has received subscriptions for Shares from persons who are not affiliated with the Company, the Dealer Manager, any Dealer or IRPT V Business Manager & Advisor, Inc. (the “Affiliated Persons”), resulting in gross offering proceeds of $12,500,000 (the “$12.5M Minimum Offering Amount”); (2) in the case of subscriptions received from residents of Tennessee (“Tennessee Subscribers”), the Company has received subscriptions for Shares, excluding subscriptions from the Pennsylvania Subscribers, resulting in gross offering proceeds of $20,000,000 (the “$20M Minimum Offering Amount”); (3) in cases of subscriptions received from persons other than the Pennsylvania Subscribers and the Tennessee Subscribers (the “Primary Subscribers” and, together with the Pennsylvania Subscribers and the Tennessee Subscribers, the “Subscribers”), the Company has received subscriptions for Shares, excluding subscriptions from the Pennsylvania Subscribers and the Tennessee Subscribers, resulting in gross offering proceeds of $2,000,000 (the “$2M Minimum Offering Amount”);

WHEREAS, the Dealer Manager and the Company desire to establish an escrow account, as further described herein, in which funds received from Subscribers will be deposited, and the Company desires that UMB Bank, N.A. act as escrow agent to the escrow account and Escrow Agent is willing to act in such capacity; and

WHEREAS, the Escrow Agent has engaged DST Systems, Inc. (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions into the escrow account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the escrow account. In so acting, the Processing Agent will act solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager, nor shall they have any interest other than that provided in this Agreement in assets in Processing Agent’s possession as the agent of the Escrow Agent.

AGREEMENT

NOW, THEREFORE, the Company, the Dealer Manager and the Escrow Agent agree to the terms of this Agreement as follows:

1. Appointment and Commencement of Duties. The Company hereby appoints the Escrow Agent for purposes of holding the proceeds from the subscriptions for Shares on the terms and conditions set forth herein. On or prior to the commencement of the Offering, the Company shall establish the Escrow Account (as hereinafter defined). This Agreement shall be effective on the date on which the Offering Document is declared effective by the Securities and Exchange Commission.

2. Operation of the Escrow Account.

(a) Deposits in the Escrow Account.

(1) Until such time as the Company has received subscriptions for Shares resulting in gross offering proceeds equal to the $2M Minimum Offering Amount and funds are distributed from the Escrow Account (as hereinafter defined) in accordance with Section 2(b)(1), the Primary Subscribers will be instructed by the Company, the Dealer Manager and the Dealers to make checks for subscriptions payable to the order of “UMB Bank, Escrow Agent for Inland Retail Properties Trust V, Inc.” or a recognizable contraction or abbreviation thereof. Checks or money orders in payment for the purchase price of Shares shall be remitted to the P.O. Box designated within the subscription agreement for the Offering (the “Subscription Agreement”) for the receipt of such funds, and drafts, wires, or Automated ClearingHouse (ACH) payments shall be transmitted directly to the Escrow Account. The Processing Agent will, except as otherwise specified herein, promptly deliver all monies received in good order from Primary Subscribers (or from the Dealer Manager or Dealers transmitting monies from Primary Subscribers) for the payment of Shares to the Escrow Agent for deposit into a single interest-bearing account entitled “ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF INLAND RETAIL PROPERTIES TRUST V, INC.” or such similar designation as the parties may agree (the “Escrow Account”). Further, to the extent that payments are remitted by the Processing Agent, the Processing Agent will promptly furnish to the Escrow Agent a list detailing information regarding those subscriptions as set forth in Exhibit B.

(2) Until such time as the Company has received subscriptions for Shares resulting in gross offering proceeds equal to the $20M Minimum Offering Amount and funds are distributed from the Escrow Account in accordance with Section 2(b)(2), the Tennessee Subscribers will be instructed by the Company, the Dealer Manager and the Dealers to make checks for subscriptions payable to the order of “UMB Bank, Escrow Agent for Inland Retail Properties Trust V, Inc.” Checks or money orders in payment for the purchase price of Shares shall be remitted to the P.O. Box designated within the Subscription Agreement for the receipt of such funds, and drafts, wires, or Automated ClearingHouse (ACH) payments shall be transmitted directly to the Escrow Account. The Processing Agent will, except as otherwise specified herein, promptly deliver all monies received in good order from Tennessee Subscribers (or from the Dealer Manager or Dealers transmitting monies from Tennessee Subscribers) for the payment of Shares to the Escrow Agent for deposit into the Escrow Account. Further, to the extent that payments are remitted by the Processing Agent, the Processing Agent will promptly furnish to the Escrow Agent a list detailing information regarding those subscriptions as set forth in Exhibit B.

(3) Until such time as the Company has received subscriptions for Shares resulting in gross offering proceeds equal to the $12.5M Minimum Offering Amount and funds are distributed from the Escrow Account in accordance with Section 2(b)(3) and 2(b)(4), Pennsylvania Subscribers will be instructed by the Company, the Dealer Manager and the Dealers to make checks for subscriptions payable to the order of “UMB Bank, as Escrow Agent for Inland Retail Properties Trust V, Inc.” Checks or money orders in payment for the purchase price of Shares shall be remitted to the P.O. Box designated within the Subscription Agreement for the receipt of such funds, and drafts, wires, or Automated ClearingHouse (ACH) payments shall be transmitted directly to the Escrow Account. The Processing Agent will, except as otherwise specified herein, promptly deliver all monies received in good order from Pennsylvania Subscribers (or from the Dealer Manager or Dealers transmitting monies from Pennsylvania Subscribers) for the payment of Shares to the Escrow Agent for deposit into the Escrow Account. Further, to the extent that payments are remitted by the Processing Agent, the Processing Agent will promptly furnish to the Escrow Agent a list detailing information regarding those subscriptions as set forth in Exhibit B.

(4) Deposits shall be held in the Escrow Account until the funds are disbursed in accordance with Section 2(b). Prior to disbursement of the funds deposited in the Escrow Account, the funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to the funds being disbursed in accordance with Section 2(b), the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, electronic mail or facsimile of such nonpayment, and the Escrow Agent shall be authorized to debit the Escrow Account, as applicable, in the amount of the returned payment as well as any interest earned on the amount of such payment and the Processing Agent will delete the appropriate account from the records maintained by the Processing Agent. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the Subscriber’s name and address, (ii) the number of Shares purchased by such Subscriber, and (iii) the amount paid by such Subscriber for the Shares. Until the funds are distributed in accordance with Section 2(b), neither the Company nor the Dealer Manager will be entitled to any principal funds received into the Escrow Account.

(b) Distribution of the Escrowed Funds.

(1) In the event that, at any time on or prior to the close of business on the date that is one year following the commencement of the Offering (the “Closing Date”), the total subscription proceeds, excluding for these purposes any funds received from Tennessee Subscribers and Pennsylvania Subscribers (the “Primary Proceeds”), equal or exceed the $2M Minimum Offering Amount, the Escrow Agent shall promptly notify the Company. Upon receiving written confirmation from the Processing Agent that the Primary Proceeds equal or exceed the $2M Minimum Offering Amount, the Escrow Agent shall promptly disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares received from the Primary Subscribers, (the “Primary Funds”), and any interest earned thereon, and any subscription proceeds thereafter received from the Primary Subscribers shall no longer be subject to the escrow provisions of this Agreement.

If the Primary Proceeds do not equal or exceed the $2M Minimum Offering Amount on or prior to the Closing Date, the Processing Agent shall promptly provide the Escrow Agent the information needed to return to the Primary Subscribers the Primary Funds, together with any interest earned thereon, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the Primary Funds, together with any interest thereon and IRS Forms 1099, without deduction, penalty or expense, to the respective Primary Subscribers, and the Escrow Agent shall promptly notify the Company and the Dealer Manager of its distribution of the Primary Funds.

(2) Notwithstanding any disbursements in accordance with Section 2(b)(1), in that event that, at any time on or prior to the Closing Date, the total subscription proceeds, excluding for these purposes any funds received from Pennsylvania Subscribers, equal or exceed the $20M Minimum Offering Amount, the Escrow Agent shall promptly notify the Company. Upon receiving written confirmation from the Processing Agent that the total subscription proceeds, excluding for these purposes any funds received from Pennsylvania Subscribers, equal or exceed the $20M Minimum Offering Amount, the Escrow Agent shall promptly disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares received from the Tennessee Subscribers (the “TN Funds”), and any interest earned thereon, and any subscription proceeds thereafter received from the Tennessee Subscribers shall no longer be subject to the escrow provisions of this Agreement.

If the total subscription proceeds, excluding for these purposes any funds received from Pennsylvania Subscribers, do not equal or exceed the $20M Minimum Offering Amount on or prior to the Closing Date, the Processing Agent shall promptly provide the Escrow Agent the information needed to return to the Tennessee Subscribers the TN Funds, together with any interest thereon, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the TN Funds, together with any interest earned thereon and IRS Forms 1099, without deduction, penalty or expense, to the respective Tennessee Subscribers, and the Escrow Agent shall promptly notify the Company and the Dealer Manager of its distribution of the TN Funds.

(3) Notwithstanding any disbursements in accordance with Sections 2(b)(1) and 2(b)(2), in that event that, at any time on or prior to the termination of the Offering, the total subscription proceeds, excluding for these purposes any funds received from Affiliated Persons, equal or exceed the $12.5M Minimum Offering Amount, the Escrow Agent shall promptly notify the Company. Upon receiving written confirmation from the Processing Agent that the total subscription proceeds, excluding for these purposes any funds received from Affiliated Persons, equal or exceed the $12.5M Minimum Offering Amount, the Escrow Agent shall promptly disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares received from the Pennsylvania Subscribers (the “Pennsylvania Funds”), and any interest earned thereon, and any subscription proceeds thereafter received from the Pennsylvania Subscribers shall no longer be subject to the escrow provisions of this Agreement.

(4) Notwithstanding the above, in that event that, on or prior to the close of business on the date that is 120 days after the commencement of the Offering (the “Initial Pennsylvania Period”), the total subscription proceeds, excluding for these purposes any funds received from Affiliated Persons, do not equal or exceed the $12.5M Minimum Offering Amount, the Company shall send to each Pennsylvania Subscriber by certified mail within ten calendar days after the end of the Initial Pennsylvania Period a notification of this fact. If, pursuant to the notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten calendar days after receipt of the notification (the “Pennsylvania Request”), the Company or its agent shall immediately provide to the Escrow Agent written direction to disburse to each Pennsylvania Subscriber the collected funds deposited in the Escrow Account on behalf of that Pennsylvania Subscriber. The Escrow Agent shall thereafter refund directly to each Pennsylvania Subscriber the funds deposited in the Escrow Account on behalf of such Pennsylvania Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection, together with any interest earned thereon and IRS Forms 1099, without deduction, penalty or expense, to each Pennsylvania Subscriber, no later than fifteen calendar days after the date of the Pennsylvania Request. However, the Escrow Agent shall not be required to remit any payments until funds represented by the payments have been collected by the Escrow Agent.

The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each, a “Successive Pennsylvania Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth above with respect to the Initial Pennsylvania Period for each Successive Pennsylvania Period until the occurrence of the earliest of the date that: (A) the Offering has terminated; (B) the Company has received subscriptions for Shares resulting in gross offering proceeds, excluding for these purposes any funds received from Affiliated Persons, equal to the $12.5M Minimum Offering Amount; or (C) all funds held in the Escrow Account have been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

(5) After the satisfaction of the provisions of Sections 2(b)(1), 2(b)(2) and 2(b)(3), or any of them, in the event the Company receives subscriptions made payable to the Escrow Agent, subscription proceeds may continue to be received in this account generally, but to the extent that the proceeds shall not be subject to escrow due to the satisfaction of the aforementioned provisions of this Section 2(b), the proceeds are not subject to this Agreement and at the instruction of the Company to the Escrow Agent, shall be transferred from the Escrow Account or deposited directly into, as the case may be, a commercial deposit account in the name of the Company with the Processing Agent (the “Deposit Account”) that has been previously established by the Company, unless otherwise directed by the Company. The Company hereby covenants and agrees that it shall do all things necessary in order to establish the Deposit Account prior to its use. No provisions of this Agreement shall apply to the Deposit Account.

(6) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

3. Escrowed Funds. Upon receipt of the proceeds from the subscriptions for Shares (the “Escrowed Funds”), the Escrow Agent shall hold the Escrowed Funds in escrow pursuant to the terms of this Agreement. Until such time as the Escrowed Funds shall be distributed by the Escrow Agent as provided herein, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account in the “Short-Term Investments” specified below at the written direction of the Company, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the Escrow Account until the balance in the Escrow Account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates.

“Short-Term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Closing Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Closing Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit C hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder. The following securities are not permissible investments: (a) money market funds; (b) corporate equity or debt securities; (c) repurchase agreements; (d) bankers’ acceptances; (e) commercial paper; and (f) municipal securities.

The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption. Income resulting from the investment of the Escrowed Funds shall be retained by the Escrow Agent, and shall be distributed according to this Agreement.

The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balances in the Escrow Account and the activity in the account since the last report.

4. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, the any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

5. Liability of the Escrow Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own reasonable judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer or employee of the Escrow Agent unless it shall be proved that the Escrow Agent was negligent or reckless in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

The Escrow Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel.

The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.

The Company, hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred in connection herewith without negligence, recklessness or misconduct on the part of the Escrow Agent, including without limitation legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Escrow Agent shall not be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that it shall not be indemnified against any loss resulting from its own negligence, recklessness or misconduct. Subject to the applicable statute of limitations such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.

6. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A.

7. Security Interests. No party to this Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.

8. Dispute. In the event of any disagreement between the undersigned or the person or persons named in the instructions contained in this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) the rights of the adverse claimants shall have been fully and finally adjudicated in a Court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.

9. Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least sixty days before the date specified for such resignation or removal to take effect. Upon the effective date of such resignation or removal:

(a) all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate; or

(b) if no such successor escrow agent has been designated by such date: (i) all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; and (ii) the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent and may pay into court all monies and property deposited with the Escrow Agent under this Agreement.

10. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) delivered by overnight courier service, such as Federal Express or UPS, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(1) If to Company:	Inland Retail Properties Trust V, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Mitchell A. Sabshon

Telephone: (630) 218-8000

Facsimile: (630) 368-2277

Company Wire Instructions:

Inland Retail Properties Trust V, Inc.

ABA Routing Number: xxxxxxxxx

Account Number: xxxxxxxxxx

FFC Account Name: Inland Retail Properties Trust V, Inc.

FFC: xxxxxxxxxx

Attn: xxxxxxxxx

(2) If to the Escrow Agent:	UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

Attention: Lara Stevens, Corporate Trust

Telephone: (816) 860-3017

Facsimile: (816) 860-3029

Escrow Agent Wiring Instructions:

UMB Bank, N.A.

ABA Routing Number: xxxxxxxxxxx

Account Number: xxxxxxxxxxx

Account Name: UMB Bank, N.A., as Agent for Inland Retail Properties Trust II, Inc.

Checks Payable Information:

UMB Bank as Agent for Inland Retail Properties Trust II, Inc.

Attention: Lara Stevens, Corporate Trust

1010 Grand Boulevard, 4th Floor

M/S 1020409

Kansas City, Missouri 64106

(3) If to Dealer Manager:	Inland Securities Corporation

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Sandra L. Perion

Telephone: (630) 645-2076

Facsimile: (630) 218-4957

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois without regard to the principles of conflicts of law.

12. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

13. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.

14. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

16. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

17. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent, or its agent, may perform such OFAC search.

19. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

20. Termination of the Agreement. This Agreement, except for Sections 5 and 9 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account or (b) to a successor escrow agent upon written instructions from the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

COMPANY: INLAND RETAIL PROPERTIES TRUST V, INC.

By:
Name:	Mitchell A. Sabshon
Title:	President

DEALER MANAGER: INLAND SECURITIES CORPORATION

By:
Name:	Sandra L. Perion
Title:	Vice President

ESCROW AGENT: UMB BANK, N.A.

By:
Name:	Lara L. Stevens
Title:	Vice President

Signature Page — Escrow Agreement

EXHIBIT A

ESCROW FEES AND EXPENSES

Acceptance Fee
Review escrow agreement and establish account	$

Annual Fee
Maintain account	$

Transaction Fees
(a) per outgoing wire transfer	$

(b) per Form 1099 (Int., B or Misc.)	$		*

(c) per investment purchase, sale or settlement	$	*	*

*	Not anticipated to be charged
**	Excludes money market mutual fund transactions

Fees specified are for the regular, routine services contemplated by the Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, postage, shipping and courier costs will be reimbursable. Acceptance and first year annual fees will be payable at the initiation of the escrow and annual fees will be payable in advance thereafter. Other fees and expenses will be billed as incurred.

EXHIBIT B

Form of Subscriber List

DST Systems, Inc. hereby notifies UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”), that, as of the date set forth below, the following subscribers have submitted subscription funds for the purchase of shares of common stock of the Inland Retail Properties Trust V, Inc. (the “Shares”), such subscription funds have been deposited with Escrow Agent:

1.	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

2.	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

…	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

By:
Name:
Title:
Date: , 200

EXHIBIT C

Permissible Escrow Investments

(1)	Bank accounts;

(2)	Bank money-market accounts;

(3)	Short-term certificates of deposit issued by a bank; and

(4)	Short-term securities issued or guaranteed by the U.S. government